CONTACTS:    Investors                        Media
Robin Washington                    Amy Flood
(650) 522-5688                        (650) 522-5643

Patrick O'Brien
(650) 522-1936

For Immediate Release

GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS

- Product Sales of $2.36 Billion, Up 14 Percent over Third Quarter of 2011 -
- Antiviral Product Sales of $2.04 Billion, Up 13 Percent over Third Quarter of 2011 -

Foster City, CA, October 23, 2012 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended September 30, 2012. Total revenues for the third quarter of 2012 increased 14 percent to $2.43 billion, from $2.12 billion for the third quarter of 2011. Net income for the third quarter of 2012 was $675.5 million, or $0.85 per diluted share compared to $741.1 million, or $0.95 per diluted share for the third quarter of 2011. Non-GAAP net income for the third quarter of 2012, which excludes acquisition-related, restructuring and stock-based compensation expenses, was $788.9 million, or $1.00 per diluted share compared to $795.2 million, or $1.02 per diluted share for the third quarter of 2011.

Product Sales
Product sales increased 14 percent to $2.36 billion for the third quarter of 2012 compared to $2.07 billion for the third quarter of 2011. This increase in product sales was due primarily to Gilead's antiviral franchise, resulting from increased sales of Complera®/Eviplera® (emtricitabine 200 mg/rilpivirine 25 mg/tenofovir disoproxil fumarate 300 mg), Atripla® (efavirenz 600 mg/emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg) and Truvada® (emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg) as well as the launch of StribildTM (elvitegravir 150 mg/cobicistat 150 mg/emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg).

Antiviral Franchise
Antiviral product sales increased 13 percent to $2.04 billion for the third quarter of 2012, up from $1.79 billion for the third quarter of 2011, reflecting sales growth of 19 percent in the U.S. and 5 percent in Europe.

•	Atripla
Sales of Atripla increased 9 percent to $865.4 million for the third quarter of 2012, up from $794.7 million for the third quarter of 2011, reflecting sales growth of 8 percent in the U.S. and 6 percent in Europe.

•	Truvada
Sales of Truvada increased 8 percent to $804.2 million for the third quarter of 2012, up from $744.7 million for the third quarter of 2011, reflecting sales growth of 16 percent in the U.S. and 3 percent in Europe.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

October 23, 2012	Page2

•	Viread
Sales of Viread® (tenofovir disoproxil fumarate) increased 11 percent to $214.9 million for the third quarter of 2012, up from $192.9 million for the third quarter of 2011, reflecting sales growth of 13 percent in the U.S. partially offset by a decrease of 1 percent in Europe.

•	Complera/Eviplera
Sales of Complera/Eviplera grew more than fivefold to $99.3 million for the third quarter of 2012 compared to $19.0 million for the third quarter of 2011. Complera was approved in the U.S. in August 2011, and Eviplera was approved in the European Union in November 2011.

•	Stribild
Sales of our newest product, Stribild, which was launched in the U.S. in August 2012, were $17.5 million for the third quarter of 2012.

Cardiopulmonary Franchise
Cardiopulmonary product sales increased 24 percent to $200.1 million for the third quarter of 2012, up from $160.9 million for the third quarter of 2011.

•	Letairis
Sales of Letairis® (ambrisentan) increased 33 percent to $105.1 million for the third quarter of 2012, up from $79.0 million for the third quarter of 2011.

•	Ranexa
Sales of Ranexa® (ranolazine) increased 16 percent to $95.1 million for the third quarter of 2012, up from $82.0 million for the third quarter of 2011.

Other Products
Sales of other products were $122.0 million for the third quarter of 2012 compared to $110.3 million for the third quarter of 2011 and included AmBisome® (amphotericin B) liposome for injection and Cayston® (aztreonam for inhalation solution).

Royalty, Contract and Other Revenues
Royalty, contract and other revenues were $68.6 million for the third quarter of 2012, up 23 percent from $55.8 million for the third quarter of 2011, due to an increase in royalty revenues, which included higher royalties from GlaxoSmithKline Inc. for Volibris® and Japan Tobacco for Truvada.

Research and Development Expenses
Research and development (R&D) expenses for the third quarter of 2012 were $465.8 million compared to $290.1 million for the third quarter of 2011. Non-GAAP R&D expenses for the third quarter of 2012, which exclude acquisition-related, restructuring and stock-based compensation expenses, were $383.6 million compared to $269.3 million for the third quarter of 2011 due primarily to the continued advancement of Gilead's product pipeline, particularly in liver disease and oncology.

Selling, General and Administrative Expenses
Selling, general and administrative (SG&A) expenses for the third quarter of 2012 were $319.6 million compared to $295.9 million for the third quarter of 2011. Non-GAAP SG&A expenses for the third quarter of 2012, which exclude acquisition-related, restructuring and stock-based compensation expenses, were $287.2 million compared to $265.1 million for the third quarter of 2011 due primarily to increased expenses to support the ongoing growth of Gilead's business and an increase in the U.S. pharmaceutical excise tax, partially offset by lower bad debt expense.

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October 23, 2012	Page3

Interest Expense and Other Income (Expense), Net
Interest expense for the third quarter of 2012 was $89.3 million compared to $43.1 million for the third quarter of 2011. The increase was due primarily to the additional debt issued in connection with the acquisition of Pharmasset Inc. (Pharmasset). Other income (expense), net for the third quarter of 2012 was a net expense of $3.5 million compared to net income of $14.4 million in the third quarter of 2011. The change was due primarily to decreased interest income resulting from lower cash, cash equivalents and marketable securities and lower yields.

Net Foreign Currency Exchange Impact
The net foreign currency exchange impact on third quarter 2012 product sales and pre-tax earnings was an unfavorable $20.5 million and $7.2 million, respectively, compared to the third quarter of 2011.

Cash, Cash Equivalents and Marketable Securities
As of September 30, 2012, Gilead had $2.65 billion of cash, cash equivalents and marketable securities compared to $9.96 billion as of December 31, 2011. The decrease was due to the acquisition of Pharmasset in the first quarter of 2012. Gilead generated $2.49 billion of operating cash flow during the first nine months of 2012 including $745.4 million generated in the third quarter of 2012. The operating cash flow for the first nine months of 2012 includes the collection of $460 million of accounts receivable in Spain.

Corporate Highlights
In August, Gilead together with Mylan Laboratories, Ranbaxy Laboratories Limited and Strides Arcolab, announced a collaboration agreement to promote access to high-quality, low-cost generic versions of Gilead's HIV medicine emtricitabine in developing countries - including single tablet regimens containing emtricitabine, and fixed-dose combinations of emtricitabine co-formulated with other Gilead HIV medicines.

Product and Pipeline Update
Antiviral Franchise
In July, Gilead announced:

•
The U.S. Food and Drug Administration (FDA) approved once-daily oral Truvada, in combination with safer sex practices, to reduce the risk of sexually acquired HIV-1 infection in adults at high risk for acquiring HIV. Truvada is the first drug to be approved for HIV prevention in uninfected adults, a strategy called pre-exposure prophylaxis (PrEP).

•
24-week data from a Phase 3 clinical trial, SPIRIT (Switching boosted PI to Rilpivirine In Combination with Truvada as a Single Tablet Regimen), which evaluated virologically suppressed treatment-experienced HIV patients switching from a multi-pill regimen containing a ritonavir-boosted protease inhibitor to the once-daily single tablet regimen Complera. The study met its 24-week primary endpoint, which found that switching to Complera was non-inferior to remaining on a ritonavir-boosted protease inhibitor regimen. The findings were presented in an oral session at the 19th International AIDS Conference in Washington, D.C.

•
Two-year Phase 3 clinical trial results showing that the integrase inhibitor elvitegravir dosed once daily is non-inferior to raltegravir dosed twice daily among treatment-experienced HIV patients. The findings were presented in an oral session at the 19th International AIDS Conference in Washington, D.C.

•
Full clinical trial results from a pivotal Phase 3 study evaluating cobicistat, a pharmacoenhancing or “boosting” agent for HIV therapy, compared to ritonavir, currently the only approved agent used to boost certain antiretroviral treatment regimens. The study found that an HIV regimen containing a cobicistat-boosted protease inhibitor was non-inferior to a regimen containing a ritonavir-boosted protease inhibitor at 48 weeks of therapy. The findings were presented in an oral session at the 19th International AIDS Conference in Washington, D.C.

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October 23, 2012	Page4

In August, the FDA approved Stribild, a complete once-daily single tablet regimen for the treatment of HIV-1 infection in treatment-naïve adults. Stribild, previously referred to as “Quad” prior to FDA approval, combines four compounds in one daily tablet: elvitegravir, cobicistat, emtricitabine and tenofovir disoproxil fumarate.

Conference Call
At 4:15 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its third quarter 2012, provide an update on Gilead's full year 2012 guidance, as well as provide a general business update, including an update on pipeline advancements. To access the webcast live via the internet, please connect to the company's website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-800-659-1966 (U.S.) or 1-617-614-2711 (international) and dial the participant passcode 31853534 to access the call.

A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through October 26, 2012. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 84574172.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Asia Pacific.

Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with U.S. GAAP (GAAP) and also on a non-GAAP basis for the third quarter of 2012 and 2011. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under U.S. GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on page 7.

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October 23, 2012	Page5

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2012 financial results; Gilead's ability to sustain growth in revenues for its antiviral, cardiopulmonary and respiratory franchises; the availability of funding for state AIDS Drug Assistance Programs (ADAPs) and their ability to purchase at levels to support the number of patients that rely on ADAPs; continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from additional arms of the ATOMIC, ELECTRON and QUANTUM studies and subsequent clinical trials involving GS-7977 and ribavirin and GS-7977 plus pegylated interferon and ribavirin; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit new drug applications for new product candidates in the timelines currently anticipated, including GS-7977 for the treatment of hepatitis C (HCV); Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including cobicistat or elvitegravir; Gilead's ability to successfully commercialize its products, including Complera/Eviplera and Stribild; Gilead's ability to successfully develop its respiratory, cardiopulmonary and oncology franchises; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates, including GS-7977; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; Gilead's ability to advance Pharmasset's product pipeline or develop an all-oral antiviral regimen for HCV; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market-specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and other subsequent disclosure documents filed with the Securities and Exchange Commission and press releases. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

We own or have rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, TRUVADA®, VIREAD®, HEPSERA®, AMBISOME®, EMTRIVA®, COMPLERA®, EVIPLERA®, STRIBILDTM, VISTIDE®, LETAIRIS®, VOLIBRIS®, RANEXA®, CAYSTON® and RAPISCAN®.
ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC.
LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC.
MACUGEN® is a registered trademark belonging to Valeant Pharmaceuticals International, Inc.
SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company.
TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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October 23, 2012	Page6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Product sales	$2,357,978	$2,065,859	$6,887,560	$5,969,025
Royalty, contract and other revenues	68,619	55,801	226,672	215,982
Total revenues	2,426,597	2,121,660	7,114,232	6,185,007
Costs and expenses:
Cost of goods sold	597,269	531,989	1,795,545	1,539,963
Research and development	465,831	290,066	1,320,286	826,915
Selling, general and administrative	319,583	295,927	1,095,209	895,764
Total costs and expenses	1,382,683	1,117,982	4,211,040	3,262,642
Income from operations	1,043,914	1,003,678	2,903,192	2,922,365
Interest expense	(89,322)	(43,097)	(275,010)	(130,420)
Other income (expense), net	(3,505)	14,406	(38,665)	40,216
Income before provision for income taxes	951,087	974,987	2,589,517	2,832,161
Provision for income taxes	280,052	237,449	774,877	704,861
Net income	671,035	737,538	1,814,640	2,127,300
Net loss attributable to noncontrolling interest	4,470	3,586	14,385	11,192
Net income attributable to Gilead	$675,505	$741,124	$1,829,025	$2,138,492
Net income per share attributable to Gilead common stockholders - basic	$0.89	$0.97	$2.42	$2.72
Net income per share attributable to Gilead common stockholders - diluted	$0.85	$0.95	$2.33	$2.66
Shares used in per share calculation - basic	757,385	767,033	757,032	787,272
Shares used in per share calculation - diluted	792,304	781,312	783,824	802,762

October 23, 2012	Page7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in thousands, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cost of goods sold reconciliation:
GAAP cost of goods sold	$597,269	$531,989	$1,795,545	$1,539,963
Stock-based compensation expenses	(1,864)	(2,234)	(6,084)	(7,765)
Acquisition related-amortization of purchased intangibles	(15,837)	(17,407)	(47,509)	(52,222)
Non-GAAP cost of goods sold	$579,568	$512,348	$1,741,952	$1,479,976

Product gross margin reconciliation:
GAAP product gross margin	74.7%	74.3%	74.0%	74.3%
Stock-based compensation expenses	0.1%	0.1%	0.1%	0.1%
Acquisition related-amortization of purchased intangibles	0.7%	0.8%	0.7%	0.9%
Non-GAAP product gross margin(1)	75.5%	75.3%	74.8%	75.3%

Research and development expenses reconciliation:
GAAP research and development expenses	$465,831	$290,066	$1,320,286	$826,915
Stock-based compensation expenses	(23,236)	(18,389)	(162,214)	(54,529)
Restructuring expenses	(232)	(806)	(7,322)	(1,360)
Acquisition related-transaction costs	—	—	(345)	(446)
Acquisition related-contingent consideration remeasurement	(58,810)	(1,616)	(64,116)	(1,198)
Non-GAAP research and development expenses	$383,553	$269,255	$1,086,289	$769,382

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$319,583	$295,927	$1,095,209	$895,764
Stock-based compensation expenses	(29,364)	(25,897)	(177,237)	(83,821)
Restructuring expenses	(2,792)	(4,388)	(13,199)	(6,054)
Acquisition related-transaction costs	(222)	(535)	(11,096)	(1,278)
Non-GAAP selling, general and administrative expenses	$287,205	$265,107	$893,677	$804,611

Operating margin reconciliation:
GAAP operating margin	43.0%	47.3%	40.8%	47.2%
Stock-based compensation expenses	2.2%	2.2%	4.9%	2.4%
Restructuring expenses	0.1%	0.2%	0.3%	0.1%
Acquisition related-transaction costs	0.0%	0.0%	0.2%	0.0%
Acquisition related-amortization of purchased intangibles	0.7%	0.8%	0.7%	0.8%
Acquisition related-contingent consideration remeasurement	2.4%	0.1%	0.9%	0.0%
Non-GAAP operating margin(1)	48.5%	50.7%	47.7%	50.6%

Interest expense reconciliation:
GAAP interest expense	$(89,322)	$(43,097)	$(275,010)	$(130,420)
Acquisition related-transaction costs	—	—	7,333	—
Non-GAAP interest expense	$(89,322)	$(43,097)	$(267,677)	$(130,420)

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead, net of tax	$675,505	$741,124	$1,829,025	$2,138,492
Stock-based compensation expenses	39,442	35,221	304,282	109,750
Restructuring expenses	2,165	3,908	14,937	5,569
Acquisition related-transaction costs	123	535	13,665	1,724
Acquisition related-amortization of purchased intangibles	11,462	13,172	34,581	39,225
Acquisition related-contingent consideration remeasurement	60,243	1,213	64,116	900
Non-GAAP net income attributable to Gilead, net of tax	$788,940	$795,173	$2,260,606	$2,295,660

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.85	$0.95	$2.33	$2.66
Stock-based compensation expenses	0.05	0.05	0.39	0.14
Restructuring expenses	0.00	0.01	0.02	0.01
Acquisition related-transaction costs	0.00	0.00	0.02	0.00
Acquisition related-amortization of purchased intangibles	0.01	0.02	0.04	0.05
Acquisition related-contingent consideration remeasurement	0.08	0.00	0.08	0.00
Non-GAAP diluted earnings per share(1)	$1.00	$1.02	$2.89	$2.87

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	792,304	781,312	783,824	802,762
Share impact of current stock-based compensation rules	(1,310)	(2,096)	(1,427)	(2,007)
Non-GAAP shares used in per share calculation (diluted)	790,994	779,216	782,397	800,755

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$17,701	$19,641	$53,593	$59,987
Research and development expenses adjustments	82,278	20,811	233,997	57,533
Selling, general and administrative expenses adjustments	32,378	30,820	201,532	91,153
Interest expense adjustments	—	—	7,333	—
Total non-GAAP adjustments before tax	132,357	71,272	496,455	208,673
Income tax effect	(18,922)	(17,223)	(64,874)	(51,505)
Total non-GAAP adjustments after tax	$113,435	$54,049	$431,581	$157,168

Note:
(1) Amounts may not sum due to rounding

October 23, 2012	Page8

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2012	2011
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$2,651,088	$9,963,972
Accounts receivable, net	1,766,091	1,951,167
Inventories	1,617,369	1,389,983
Property, plant and equipment, net	856,184	774,406
Intangible assets, net	11,735,354	1,062,864
Goodwill	1,078,919	1,004,102
Other assets	1,258,824	1,156,640
Total assets	$20,963,829	$17,303,134

Current liabilities	$4,802,148	$2,514,790
Long-term liabilities	7,411,519	7,920,995
Stockholders’ equity (Note 2)	8,750,162	6,867,349
Total liabilities and stockholders’ equity	$20,963,829	$17,303,134

Notes:
(1) Derived from the audited consolidated financial statements as of December 31, 2011.
(2) As of September 30, 2012, there were 757,933 shares of common stock issued and outstanding.

October 23, 2012	Page9

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Antiviral products:
Atripla – U.S.	$539,797	$501,576	$1,672,676	$1,474,580
Atripla – Europe	270,273	254,957	821,094	775,167
Atripla – Other International	55,308	38,166	163,227	111,456
	865,378	794,699	2,656,997	2,361,203

Truvada – U.S.	414,452	357,660	1,180,791	1,011,837
Truvada – Europe	329,936	319,149	980,626	940,312
Truvada – Other International	59,802	67,918	186,969	176,990
	804,190	744,727	2,348,386	2,129,139

Viread – U.S.	98,969	87,712	282,737	240,420
Viread – Europe	81,962	82,927	250,955	245,062
Viread – Other International	33,978	22,248	88,324	61,517
	214,909	192,887	622,016	546,999

Complera / Eviplera – U.S.	82,099	19,044	195,742	19,044
Complera / Eviplera – Europe	14,306	—	24,771	—
Complera / Eviplera – Other International	2,892	—	3,873	—
	99,297	19,044	224,386	19,044

Stribild – U.S.	17,511	—	17,511	—

Hepsera – U.S.	12,615	14,170	33,596	42,809
Hepsera – Europe	11,999	18,223	41,384	60,293
Hepsera – Other International	2,705	3,238	7,827	9,281
	27,319	35,631	82,807	112,383

Emtriva – U.S.	4,717	4,666	13,580	12,482
Emtriva – Europe	1,617	1,772	5,169	5,162
Emtriva – Other International	895	1,229	3,070	3,331
	7,229	7,667	21,819	20,975

Total Antiviral products – U.S.	1,170,160	984,828	3,396,633	2,801,172
Total Antiviral products – Europe	710,093	677,028	2,123,999	2,025,996
Total Antiviral products – Other International	155,580	132,799	453,290	362,575
	2,035,833	1,794,655	5,973,922	5,189,743

Letairis	105,054	78,954	293,976	214,765
Ranexa	95,066	81,983	273,822	236,353
AmBisome	87,448	82,241	255,865	249,372
Other products	34,577	28,026	89,975	78,792
	322,145	271,204	913,638	779,282

Total product sales	$2,357,978	$2,065,859	$6,887,560	$5,969,025